STOCK PURCHASE AGREEMENT

                                 by and between

                              KN ACQUISITION CORP.

                                       AND


                                Ronald C. Morgan









                                 Dated Effective
                                February 1, 2002

 STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of February 1, 2002, is made and entered into by and between KN Acquisition Corp., a Delaware corporation ("KN"), and Ronald C. Morgan ("Purchaser").

                                 R E C I T A L S

         WHEREAS, KN desires to sell to Purchaser and Purchaser desires to purchase from KN shares of its common capital stock (the "Shares") pursuant to the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby accepted and acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                              REPRESENTATIONS OF KN
                              ---------------------

         As a material inducement to Purchaser to enter into this Agreement and perform its obligations hereunder, KN represents, warrants and agrees as follows:

         1.1 Validity of Transaction. This Agreement and, as applicable, each other agreement contemplated hereby are valid and legally binding obligations of KN, enforceable in accordance with their respective terms against KN, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. At the time that the Shares, as hereinafter defined, are sold, assigned, transferred and conveyed to Purchaser pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights of any then shareholder of KN. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby have been duly authorized by KN and will not violate any applicable federal or state law, any order of any court or government agency or the certificate of incorporation of KN. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby will not result in any breach of or default under, or result in the creation of any encumbrance upon any of the assets of KN pursuant to the terms of any agreement by which KN or any of its respective assets may be bound. No consent, approval or authorization of, or registration or filing with any governmental authority or other regulatory agency, is required for the validity of the execution and delivery by KN of this Agreement or any documents related thereto.

         1.2 Existence and Good Standing. KN is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. KN has the power to own its properties and to carry on its business as now being conducted. KN is qualified to do business in every state in which, to the best of KN's knowledge, the character or location of the properties owned or leased by KN or the nature of the business conducted by KN makes such qualification necessary. KN has properly assumed and integrated the business operations of its subsidiaries. KN has all necessary power and authority to conduct its business and enter into and perform its obligations under this Agreement.

Stock Purchase Agreement  - Page 1
------------------------

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         1.3 Capital Stock.  KN has an authorized  capitalization  of 40,000,000 shares of common stock of which 500,509 shares are issued and outstanding as of the date of this Agreement. KN's outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

                                  ARTICLE II.
                          REPRESENTATIONS OF PURCHASER
                          ----------------------------

         As a material inducement to KN to enter into this Agreement and perform his obligations hereunder, Purchaser represents, warrants and agrees as follows:

         2.1 Authority. Purchaser has the power and authority to make, execute, deliver and perform this Agreement.

2.2 Restrictive Documents. Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, that would prevent consummation of the transactions contemplated by this Agreement.

         2.3 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

         2.4 Validity of Transaction. This Agreement and each other agreement contemplated hereby are valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms against Purchaser, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby have been duly executed by Purchaser and will not violate any applicable federal or state law, any order of any court or government agency. No consent, approval or authorization of, or registration or filing with any governmental authority or other regulatory agency, is required for the validity of the execution and delivery by Purchaser of this Agreement or any documents related thereto..

                                  ARTICLE III.
                               SALE OF THE SHARES
                               ------------------

         3.1 Sale of the Shares. Subject to the terms and conditions herein stated, KN agrees to sell and deliver to Purchaser the Shares in accordance with the provisions of Section 3.2 below, and Purchaser agrees to purchase the Shares for the consideration set forth in Section 3.2 of this Article III.

         3.2 Purchase of the Shares. Upon execution of this Agreement by the parties hereto, Purchaser shall receive 10 million Shares in exchange for the payment to KN of the amount of $10,000.00.

                                  ARTICLE IV.
                                  MISCELLANEOUS
                                  -------------

         4.1 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the parties, the parties confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.


Stock Purchase Agreement  - Page 2
------------------------

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         4.2  Expenses.  The parties  hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, and financial advisers.

         4.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Texas and venue for any dispute between the parties shall be in Tarrant County, Texas.

         4.4 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         4.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which taken together shall constitute one instrument.

         4.6 Entire Agreement. This Agreement, including the other documents and agreements referred to herein that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         4.7 Amendments. This Agreement can be waived, amended, supplemented or modified by written agreement of the parties.

         4.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         4.9 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         4.10 Negotiation. Each party hereto declares that the provisions of this Agreement and of all documents annexed thereto or referred to therein, have been negotiated and declares having read this Agreement and those documents and having understood their scope and nature.


                            [SIGNATURE PAGE FOLLOWS]


Stock Purchase Agreement  - Page 3
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         IN WITNESS  WHEREOF,  KN and  Purchaser  have caused  their  respective corporate names to be hereunto subscribed by their respective officers thereunto duly authorized as of the date first above written.

                                                    KN ACQUISITION CORP.


                                                     /s/ Timothy P. Halter
                                                    ----------------------------
                                                    Timothy P. Halter, President





                                                     /s/ Ronald C. Morgan
                                                    ----------------------------
                                                    Ronald C. Morgan